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                                                                    EXHIBIT 10.1

                           CERTIFICATE OF AMENDMENT

          1. The name of the Corporation is Information Management Associates, Inc. (the "Corporation").

          2. The Certificate of Incorporation of the Corporation is amended pursuant to Connecticut General Statutes (S) 33-666 through a resolution duly adopted by the Board of Directors of the Corporation (the "Board") on August 12, 1999 as set forth below:

     RESOLVED, that pursuant to authority expressly granted to and vested in the Board by provisions of the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), the issuance of a series of preferred stock, without par value, which shall consist of 5,000 shares of preferred stock out of the 500,000 shares of preferred stock that the Corporation authorized in Paragraph 4 of the Certificate of Incorporation which the Corporation has authority to issue, is authorized, and the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which may be applicable to the preferred stock) are fixed by adding the following to Paragraph 4 thereof as follows:

                DESIGNATION, PREFERENCES AND SPECIAL RIGHTS OF
                     SERIES C CONVERTIBLE PREFERRED STOCK

     1.   Designation and Number.  The designation of such series of the
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preferred stock authorized by this resolution shall be the "Series C Convertible
Preferred Stock" (the "Convertible Preferred Stock"). The total number of shares of the Convertible Preferred Stock shall be 5,000. The Convertible Preferred Stock is issuable in whole shares only.

     2.   Stock Splits.  The Corporation may not effect a stock split (whether
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by dividend or otherwise), reverse stock split, reclassification or other similar event with respect to the common stock, without par value (the "Common Stock"), of the Corporation or the Convertible Preferred Stock unless it effects at the same time an identical stock split, reverse stock split, reclassification or other similar event with respect to both the Common Stock and the Convertible Preferred Stock.

     3.   Dividends.
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          (a)  Holders of shares of the Convertible Preferred Stock shall not be entitled to receive any dividends with respect to such shares, except as provided in paragraph 3(b).

          (b) If the Board declares dividends payable to the holders of Common Stock, and the holders of the Convertible Preferred Stock approve the dividend in accordance with paragraph 8 hereof, then the holders of Convertible Preferred Stock shall be entitled to share equally, share for
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share, as if such shares of Convertible Preferred Stock had been converted to shares of Common Stock in accordance with paragraph 7, in such dividends.

     4.   Liquidation.  The shares of Convertible Preferred Stock shall rank
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prior to the shares of Common Stock and any and all other classes of stock of the Corporation, so that, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation"), the holders of the Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any distribution is made to holders of shares of Common Stock or any other class of stock, liquidating distributions in an amount per share (the "Liquidation Preference") equal to $1,000 per share of Convertible Preferred Stock, plus all dividends declared but unpaid thereon to the date of final distribution. If, upon any liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Convertible Preferred Stock are not paid in full, the holders of the Convertible Preferred Stock will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the Liquidation Preference to the holders of shares of Convertible Preferred Stock, if there is any further distribution of assets by the Corporation, after payment to the holders of shares of Common Stock of an amount equal to the Liquidation Preference, the holders of shares of Convertible Preferred Stock and the holders of shares of Common Stock shall be entitled to share equally, share for share, in any further distribution of assets by the Corporation.

     5.   Redemption or Conversion upon a Change of Control.  Upon the effective
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date of a "Change of Control," each holder of the Convertible Preferred Stock shall elect to cause the Corporation to redeem its Convertible Preferred Stock or to convert its Convertible Preferred Stock into shares of Common Stock in accordance with paragraph 7 hereof. "Change of Control" shall mean: (a) a sale of all or substantially all of the Corporation's assets; or (b) a transaction involving a (i) sale of equity securities or (ii) merger or other combination which results in all existing shareholders prior to such a transaction owning less than 50% (assuming conversion of the Convertible Preferred Stock) of the voting equity securities of the Company or its successor immediately after the transaction. Other than in the event of a Change of Control, the Corporation shall not be entitled to redeem, and the holder shall not be entitled to cause the Corporation to redeem, any or all of the Convertible Preferred Stock.

     6.   Voting Rights.
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          (a)  The holders of Convertible Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Convertible Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to Section 7 hereof), at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law and by the provisions of subsection 6(b) below, holders of Convertible Preferred Stock shall vote together with the holders of Common Stock as a single class.

          (b) So long as shares of the Convertible Preferred Stock are outstanding, consent of the holders of 67% of the Convertible Preferred Stock shall be required for the Corporation to (i)

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create any preferred stock of convertible debt (which shall include debt with warrants) with rights or privileges senior to or pari passu with the Convertible
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Preferred Stock, (ii) create any preferred stock or convertible debt at an effective equity or conversion price less than the Conversion Price, (iii) declare any dividends or other distributions on its Common Stock or repurchase or redeem any outstanding equity securities, (iv) create, increase or decrease the amount of the Convertible Preferred Stock or increase, decrease or change the par value of the Convertible Preferred Stock or any other rights, preferences or terms thereof, or (v) any proposed transaction which, if consummated, would result in a Change of Control.

     7.   Conversion.
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          (a)  Each share of Convertible Preferred Stock may be converted at any time, at the option of the holder thereof, into a certain number of fully paid and non-assessable shares of Common Stock of the Corporation as determined by dividing $1000 by the "Conversion Price" set forth in paragraph 7(b).

          (b) "Conversion Price" shall mean the lesser of (i) the average closing per share price of Common Stock for the 20 trading days following August 12, 1999, (ii) the average closing per share price of Common Stock for the 20 trading days preceding the earlier of the date upon which the shares of Convertible Preferred Stock are issued or April 30, 2000, or (iii) $4.00 per share of Common Stock.

          (c) Such option to convert shares of Convertible Preferred Stock into shares of Common Stock may be exercised by, and only by, surrendering for such purpose to the Corporation certificates representing the shares to be converted, duly endorsed or accompanied by proper instruments of transfer, if so required by the Corporation. At the time of such surrender, the person exercising such option to convert shall be deemed to be the holder of the shares of Common Stock issuable upon such conversion, notwithstanding that the stock transfer books of the Corporation may then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to such person.

          (d)  Adjustment of Conversion Price. The Conversion Price is subject
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to adjustment from time to time as follows:

               (i) In case the Corporation shall pay or make a dividend or other distribution on any Common Stock of the Corporation in Common Stock, the Conversion Price in effect at the opening of business on the business day following the record date fixed for determining the holders of Common Stock entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the record date fixed for such determination plus the total number of shares of Common Stock constituting such dividend or other distribution and the denominator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the record date fixed for such determination, such increase to become effective immediately after the opening of business on the business day following the record date fixed for such determination, such reduction to become effective immediately after the opening of business on the business day following the record date fixed for such determination.

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For the purposes of this subparagraph, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

          (ii) In case the Corporation shall issue rights, warrants or other securities convertible into Common Stock to all holders of its Common Stock, entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Conversion Price on the record date for determining the holders of Common Stock entitled to receive such rights, warrants or convertible securities, the Conversion Price in effect at the opening of business on the business day following such record date shall be equal to such subscription price. For the purposes of this subparagraph, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

         (iii) In case the Corporation shall issue any shares of Common Stock (including any rights, warrants or other securities convertible into Common Stock, but excluding a shares issued as a dividend or distribution or upon a stock split or combination) without consideration or for a price per share less than the Conversion Price on the date of and immediately prior to such issuance, the Conversion Price in effect at the opening of business on the business day following such date shall be equal to such subscription price.

          (iv) In case the outstanding shares of the Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the business day following the date upon which such subdivision becomes effective shall be proportionately reduced and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the business day following the date upon which such combination becomes effective shall be proportionately increased, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the business day following the date upon which such subdivision or combination becomes effective.

          (e)  Notice of Adjustments of Conversion Price.  Whenever the
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Conversion Price is adjusted as herein provided, the Corporation shall compute the adjusted Conversion Price in accordance with Section 4(d) and shall deliver to the shareholder a certificate setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based.

          (f) The term "Common Stock," as used in this section, shall mean Common Stock of the character authorized at the date of the initial issuance of the Convertible Preferred Stock or, in case of a reclassification or exchange of such Common Stock, shares of the stock into or for which such Common Stock shall be reclassified or exchanged and all provisions of this Section shall be applied appropriately thereto and to any stock resulting from any subsequent reclassification or exchange thereof.

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IN WITNESS WHEREOF, this Certificate of Amendment is executed this 12th day of
August 1999.

                                               /s/ Albert R. Subbloie, Jr
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                                               Albert R.  Subbloie, Jr.
                                               President

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